Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 of Fannie Mae (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Herbert M. Allison, Jr., President and Chief Executive Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

Date: November 10, 2008

/s/  Herbert M. Allison, Jr.
Herbert M. Allison, Jr.
President and Chief Executive Officer